CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Delaware Wilshire Private Markets Tender Fund of our report dated February 13, 2023, relating to the financial statements, which appears in this registration statement. We also consent to the reference to us under the headings "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 27, 2023